Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

NUMBER		UNITS
U-
SEE REVERSE FOR CERTAIN DEFINITIONS	BLACK HAWK ACQUISITION CORPORATION
CUSIPG0R45S 125

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE RIGHT,
EACH RIGHT ENTITLING THE HOLDER TO RECEIVE ONE-FIFTH OF ONE CLASS A ORDINARY
SHARE

THIS CERTIFIES THAT

is the owner of	Units.

Each Unit (“Unit”) consists of one (1) Class A ordinary share, par value $0.0001 per share (“Class A ordinary shares”), of Black Hawk Acquisition Corporation, a Cayman Islands exempted company (the “Company”) and one right (“Right”). Each Right entitles the holder to receive one-fifth (1/5) of one Class A ordinary share, subject to adjustment upon the Company’s completion of an acquisition, share exchange, share reconstruction and amalgamation, contractual control arrangement or other similar business combination with one or more businesses or entities (each a “Business Combination”). The Class A ordinary shares and the Rights comprising the Units represented by this certificate will begin separate trading on [ ] unless EF Hutton LLC elects to allow earlier separate trading, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issuing a press release announcing when separate trading will begin. The terms of the Rights are governed by a Rights Agreement, dated as of [ ], 2024, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of the Rights Agent at One State Street, 30th Floor, New York, New York 10004, and are available to any Right holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. This certificate shall be governed by and construed in accordance with the internal laws of the State of New York. Witness the facsimile signatures of its duly authorized officers.

By
Chief Executive Officer

BLACK HAWK ACQUISITION CORPORATION

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–		Custodian
					(Cust)		(Minor)
TEN ENT	–	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the register of members of the within named Company with full power of substitution in the premises.

Dated:

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated [   ], 2024, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A ordinary shares sold in its initial public offering and liquidates because it does not consummate an initial business combination by a date calculated by reference to the Company’s Amended and Restated Memorandum and Articles of Association, (ii) the Company redeems the Class A ordinary shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (a) to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A ordinary shares if it does not consummate an initial business combination by a date calculated by reference to the Company’s Amended and Restated Memorandum and Articles of Association or (b) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.